UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: February 21, 2012

National CineMedia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33296	20-5665602
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

9110 E. Nichols Ave., Suite 200

Centennial, Colorado 80112-3405

(Address of principal executive offices, including zip code)

(303) 792-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers Compensatory Arrangements of Certain Officers.

The Compensation Committee of the Board of Directors of National CineMedia, Inc. (the “Company”) adopted the 2011 Performance Bonus Plan (the “Performance Bonus Plan”) for its executive officers on January 12, 2011, and it was approved by the stockholders on April 26, 2011.

Summary of the Performance Bonus Plan

The following summary is qualified in its entirety by reference to the Performance Bonus Plan. Under the Performance Bonus Plan, the potential performance bonus awards, financial performance criteria and applicable weights for financial performance criteria for our executives for the 2011 fiscal year are as follows:

	Kurt C. Hall	Clifford E. Marks	Gary W. Ferrera	Ralph E. Hardy	Earl B. Weihe
Performance Bonus Potential	100%	100%	75%	75%	75%
Performance Bonus Measures:
Adjusted OIBDA (1)	100%		100%	100%	75%
Adjusted advertising revenue (2)		100%
Technology and Operations operating and capital expenditures budgets					25%

1)	Based upon achievement of at least 90% of the Adjusted OIBDA (Operating income before depreciation and amortization, as adjusted) budget.
2)	Based upon the percentage attainment of adjusted advertising budget as follows:

Revenue % of Budget	% of Base Salary
< 80%	0%
>80% to 90%	50% to 70%
>90% to 100%	>70% to 100%

Summary of the Results under the Performance Bonus Plan

Based on the actual operating results of the Company, the Adjusted OIBDA was 88.8% of the performance bonus target, Adjusted Advertising Revenue was 90.2% of the performance bonus target and Technology and Operations operating and capital spending was below budget.

Summary of the 2011 Bonus Payments

Based on the performance against targets and taking into consideration the factors below, on February 21, 2012, the Compensation Committee of the Company approved the following bonuses for 2011:

Name and Position	Payment under the 2011 Performance Bonus Plan	Discretionary Bonus (1)	Total	Percentage of Total Bonus vs. Potential
Kurt C. Hall President, Chief Executive Officer and Chairman	—	$330,056	$330,056	44.0%
Clifford E. Marks President of Sales and Marketing	$509,953	—	$509,953	70.5%
Gary W. Ferrera Executive Vice President and Chief Financial Officer	—	$120,166	$120,166	44.0%
Ralph E. Hardy Executive Vice President and General Counsel	—	$92,737	$92,737	44.0%
Earl B. Weihe Executive Vice President and Chief Operations Officer	$46,875	$61,875	$108,750	58.0%

Executive Officers as a Group	$556,828	$604,834	$1,161,662

1)	The Compensation Committee considered the following factors in granting the discretionary bonus:

•	Achievement of the actual results for 2011 was within 1.2% of the threshold under the 2011 Performance Bonus Plan.

•

A significantly slower U.S. economic recovery than had been assumed in the Company’s annual budget during the latter part of the third quarter and during the fourth quarter, which was outside the control of management.

•	The fact that the Company exceeded its 2010 actual results in a difficult market.

•

The fact that the Company maintained tight cost controls and completed the $200 million bond offering and increased the Company’s liquidity position by expanding and extending the maturity of the Company’s revolving credit facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: February 24, 2012	By:	/s/ Ralph E. Hardy
Ralph E. Hardy Executive Vice President, General Counsel and Secretary

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